EXHIBIT 77(0)  Morgan Stanley Dean Witter New York Tax-Free Income Fund
               10f-3 Transactions Quarters ended  October 31, 1999 and December 31, 1999

                                                                                TOTAL
                                                                                ISSUED
SECURITY                  DATE         PRICE       SHARES          % OF         PRINCIPAL          PURCHASED
                        PURCHASED      SHARES      PURCHASED       ASSETS       AMOUNT              BY FUND    BROKER(S)


New York City Municipal Water Finance Authority

                         09/30/99  $ 95.195       2,000,000      1.429%         $275,735,000.00     0.725%    First Albany
